Exhibit 99.1

Investors Title Company Announces First Quarter 2009 Results

CHAPEL HILL, N.C., May 4, 2009 (GLOBE NEWSWIRE) -- J. Allen Fine, Chairman of Investors Title Company (Nasdaq:ITIC), announced that for the quarter ended March 31, 2009, the Company reported net income of $1,434,963, a decrease of 32.5% compared with $2,124,380 for the prior year period. Net income per diluted share equaled $0.62, a decrease of 28.7% compared with $0.87 per diluted share in the same period last year. Net premiums written decreased 7.9% to $16,409,820 and total revenues decreased 10.4% to $18,682,409 compared with the prior year period. Operating expenses decreased 6.3% to $16,903,446 compared with the prior year.

Revenues decreased over the prior year period primarily due to a decrease in net premiums written and investment income, and an increase in realized losses on impaired investments. Ongoing weakness in real estate sales led to the decline in net premiums written over prior year volume. This decline was partially offset by an uptick in refinance activity during the current quarter. The Company impaired approximately $345,000 of investments during the first quarter of 2009.

Chairman Fine added, "Premiums written received a significant boost from an increase in mortgage refinancing during the first quarter as interest rates remained at low levels. Nevertheless, the depressed real estate market continues to negatively affect purchase activity and overall title policy issuance. Claims expense remained stubbornly high as we continue to receive mechanic lien claims on property constructed during 2008. We are keeping a careful watch over evolving conditions in the current real estate climate."

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risks, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

The Investors Title Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3951

               Investors Title Company and Subsidiaries
                   Consolidated Statements of Income
                        March 31, 2009 and 2008
                              (Unaudited)

                                                 For The Three
                                                 Months Ended
                                                   March 31
                                        ------------------------------
                                             2009             2008
                                        -------------    -------------
 Revenues:
   Underwriting income:
      Premiums Written                  $  16,410,597    $  17,903,762
      Less-premiums for reinsurance
       ceded                                      777           90,402
                                        -------------    -------------
           Net premiums written            16,409,820       17,813,360
   Investment income-interest and
    dividends                                 989,635        1,279,359
   Net realized (loss) gain on
    investments                              (299,937)         118,569
   Exchange services revenue                  323,764          404,698
   Other                                    1,259,127        1,244,933
                                        -------------    -------------
           Total Revenues                  18,682,409       20,860,919
                                        -------------    -------------

 Operating Expenses:
      Commissions to agents                 7,532,209        7,319,270
      Provision for claims                  2,047,126        2,048,596
      Salaries, employee benefits and
       payroll taxes                        5,138,176        5,497,936
      Office occupancy and operations       1,098,582        1,366,373
      Business development                    262,817          485,451
      Filing fees and taxes, other
       than payroll and income                157,051          192,629
      Premium and retaliatory taxes           367,262          367,337
      Professional and contract
       labor fees                             302,013          521,409
      Other                                    (1,790)         236,538
                                        -------------    -------------
           Total Operating Expenses        16,903,446       18,035,539
                                        -------------    -------------

 Income Before Income Taxes                 1,778,963        2,825,380
                                        -------------    -------------

 Provision For Income Taxes                   344,000          701,000
                                        -------------    -------------

 Net Income                             $   1,434,963    $   2,124,380
                                        =============    =============

 Basic Earnings Per Common Share        $        0.63    $        0.88
                                        =============    =============

 Weighted Average Shares Outstanding
  - Basic                                   2,293,951        2,412,499
                                        =============    =============

 Diluted Earnings Per Common Share      $        0.62    $        0.87
                                        =============    =============

 Weighted Average Shares Outstanding
  - Diluted                                 2,296,041        2,437,195
                                        =============    =============

               Investors Title Company and Subsidiaries
                     Consolidated Balance Sheets
               As of March 31, 2009 and December 31, 2008
                            (Unaudited)

                                          March 31,       December 31,
                                            2009              2008
                                        -------------    -------------
 Assets
   Investments in securities:
     Fixed maturities:
       Held-to-maturity, at amortized
        cost                            $     446,793    $     451,681
       Available-for-sale, at fair
        value                              87,187,255       87,708,500
     Equity securities,
      available-for-sale, at fair
      value                                 8,923,089        9,965,297
     Short-term investments                15,701,808       15,725,513
     Other investments                      2,101,894        2,040,962
                                        -------------    -------------
         Total investments                114,360,839      115,891,953

   Cash and cash equivalents                4,822,641        5,155,046
   Premiums and fees receivable, net        6,614,428        4,933,797
   Accrued interest and dividends           1,046,637        1,225,070
   Prepaid expenses and other assets        3,760,409        3,992,975
   Property acquired in settlement
    of claims                                 414,413          395,734
   Property, net                            4,200,366        4,422,318
   Deferred income taxes, net               2,801,536        3,841,295
                                        -------------    -------------

 Total Assets                           $ 138,021,269    $ 139,858,188
                                        =============    =============

 Liabilities and Stockholders' Equity
 Liabilities:
   Reserves for claims                  $  38,988,000    $  39,238,000
   Accounts payable and accrued
    liabilities                             7,514,108       10,762,300
                                        -------------    -------------
       Total liabilities                   46,502,108       50,000,300
                                        -------------    -------------

 Stockholders' Equity:
   Common stock - no par value (shares
    authorized 10,000,000; 2,294,118
    and 2,293,268 shares issued and
    outstanding 2009 and 2008,
    respectively, excluding 291,676
    shares for 2009 and 2008 of common
    stock held by the Company's
    subsidiary)                                     1                1
   Retained earnings                       89,692,794       88,248,452
   Accumulated other comprehensive
    income                                  1,826,366        1,609,435
                                        -------------    -------------
       Total stockholders' equity          91,519,161       89,857,888
                                        -------------    -------------

 Total Liabilities and
  Stockholders' Equity                  $ 138,021,269    $ 139,858,188
                                        =============    =============

           Investors Title Company and Subsidiaries
                Net Premiums Written By State
       For the Three Months Ended March 31, 2009 and 2008
                       (Unaudited)

                                 2009             2008
 -------------------------------------------------------
 Illinois                   $  1,091,590    $    589,969
 Kentucky                        870,303         816,810
 Michigan                        852,273       1,045,827
 New York                        955,437         512,198
 North Carolina                7,564,207       8,948,667
 Pennsylvania                    609,185         443,129
 South Carolina                1,185,930       1,903,380
 Tennessee                       565,768         541,674
 Virginia                      1,227,764       1,521,794
 West Virginia                   547,581         470,898
 Other States                    939,759       1,013,072
                            -------------   -------------
   Direct Premiums            16,409,797      17,807,418
 Reinsurance Assumed                 800          96,344
 Reinsurance Ceded                  (777)        (90,402)
                            -------------   -------------
   Net Premiums Written     $ 16,409,820    $ 17,813,360
                            =============   =============

         Investors Title Company and Subsidiaries
         Net Premiums Written By Branch and Agency
                 March 31, 2009 and 2008
                      (Unaudited)

                  For The Three Months Ended
                         March 31
            -------------------------------------
                2009%       2008%
            -------------------------------------
 Branch     $ 6,043,004    37   $ 7,364,830   41

 Agency      10,366,816    63    10,448,530   59
            -------------------------------------
 Total      $16,409,820   100   $17,813,360  100
            =====================================

CONTACT:  Investors Title Company
          Elizabeth B. Lewter
          (919) 968-2200